             As filed with the Securities and Exchange Commission
                        Commission on February 23, 2001
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            -----------------------
                              ACTIVE POWER, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                          74-2961657
     (State or other jurisdiction               IRS Employer Identification No.)
  of incorporation or organization)
                       11525 Stonehollow Dr., Suite 110
                             Austin, Texas  78758
              (Address of principal executive offices)(Zip Code)

                           ------------------------
                           2000 STOCK INCENTIVE PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            -----------------------
                           Joseph F. Pinkerton, III
                            Chief Executive Officer
                              Active Power, Inc.
                       11525 Stonehollow Dr., Suite 110
                             Austin, Texas  78758
                    (Name and address of agent for service)
                                (512) 836-6464
         (Telephone number, including area code, of agent for service)

                           ------------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                                     Proposed              Proposed
                                             Amount to be       Maximum Offering      Maximum Aggregate          Amount of
  Title of Securities to be Registered       Registered(1)      Price per Share         Offering Price        Registration Fee
--------------------------------------     ----------------   --------------------    ------------------     ------------------
2000 Stock Incentive Plan                   780,864 shares         19.78(2)            15,445,489.92(2)            $3,861.37
-------------------------
Common Stock, $0.001 par value

2000 Employee Stock Purchase Plan           195,216 shares         19.78(2)             3,861,372.48(2)            $  965.35
---------------------------------
Common Stock, $0.001 par value
                                            976,080 shares                                                         $4,826.72
Aggregate Registration Fee                 ===============                                                         =========

==============================================================================================================================

 (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

 (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on February 22, 2001, as reported by the Nasdaq National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 976,080 shares of Common Stock of the Registrant for issuance under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (together with the 2000 Stock Incentive Plan, the "Plans"). The contents of the prior Registration Statement relating to the Plans, File No. 333-43248, are incorporated herein by reference.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Active Power, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, filed with the Commission on August 8, 2000, in connection with the Registration Statement No. 333-36946, in which there is set forth the audited financial statements as of and for the Registrant's fiscal year ended December 31, 1999 and for the six-month period ended June 30, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2000, for the fiscal quarter ended September 30, 2000;

     (c) The Registrant's Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------
      5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 23 day of February, 2001.

                                        ACTIVE POWER, INC.


                                        By: /s/ JOSEPH F. PINKERTON, III
                                           --------------------------------
                                             Joseph F. Pinkerton, III
                                             President and Chief Executive
                                             Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That each person whose signature appears below constitutes and appoints Joseph F. Pinkerton, III, President and Chief Executive Officer, and David S. Gino, Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                  Title                                   Date
---------                  -----                                   ----


/s/ JOSEPH F. PINKERTON, III  President, Chief Executive       February 23, 2001
----------------------------     Officer and Director
Joseph F. Pinkerton, III         (Principal Executive Officer)


/s/ DAVID S. GINO             Chief Financial Officer          February 23, 2001
----------------------------     (Principal Financial and
David S. Gino                    Accounting Officer)



                              Chairman of the Board            February 23, 2001
----------------------------
Eric L. Jones



/s/ RICHARD E. ANDERSON       Director                         February 23, 2001
----------------------------
Richard E. Anderson

/s/ RODNEY S. BOND            Director                        February 23, 2001
----------------------------
Rodney S. Bond



/s/ JAN H. LINDELOW           Director                        February 23, 2001
----------------------------
Jan H. Lindelow



                              Director                        February 23, 2001
----------------------------
Terrence L. Rock

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.   20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                              ACTIVE POWER, INC.

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Ernst & Young LLP, Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney. Reference is made to the Signature Page of this Registration Statement.